EXHIBIT 99.2

PreCheck Announces Exclusive Distribution Agreements for Coronavirus (COVID-19) PCR Test in Afghanistan, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan and Uzbekistan

Following distribution agreements for Russia, Ecuador, Panama, Romania and Moldova, PreCheck’s eleven combined distribution territories have an aggregate population of 298 million

DENISON, Texas, March 30, 2020 (GLOBE NEWSWIRE) -- PreCheck Health Services, Inc. (OTC PINK: HLTY), a distributor of medical screening devices for use by physicians in managing a patient’s health, announces it has entered into a new exclusive distribution agreement with Co-Diagnostics Inc. This agreement gives the Company the exclusive distribution rights to Co-Diagnostics’ qPCR infectious disease kits, Logix Smart COVID-19 PCR diagnostic test and Co-Dx Box™ instrument, in Afghanistan, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan and Uzbekistan. This agreement follows the execution of agreements with Co-Diagnostics for Russia, Ecuador, Panama, Romania and Moldova. PreCheck’s eleven combined distribution territories have an aggregate population of 298 million.

PreCheck believes Co-Diagnostics’ Coronavirus COVID-19 PCR test is the most accurate test to detect the presence of the COVID19 infection. Co-Diagnostics has announced that it was the first U.S. Company to obtain a CE marking for a COVID-19 test. CE marking is a certification mark that indicates conformity with health, safety, and environmental protection standards for products sold within the European Economic Area (the “EEA”). The CE marking is also found on products sold outside the EEA that have been manufactured to EEA standards.

Justin Anderson, CEO of PreCheck Health Services, Inc., commented, “Our global distribution footprint continues to grow at a rapid pace. Specifically, today’s announcement increases the aggregate population size of our distribution agreements by 109 million, or 37%, to a total 298 million. These new agreements were the result of our growing relationship with Co-Diagnostics, as well as referrals that are coming in from our distribution agreements set up in Romania and Moldova. We are pleased continue to expand our relationship with Co-Diagnostics to address this global pandemic.”

Further information is available in the Company’s regulatory filings, which can be accessed at www.sec.gov.

About PreCheck Health Services, Inc.

PreCheck Health Services, Inc. is a distributor of the PC8B, a medical screening device, for use by physicians in managing a patient’s health which it purchases from a domestic supplier, and, since March 2020, a distributor of Co-Diagnostics’ tests, including its tests for the COVID-19.

Disclaimer for Forward-Looking Information

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including our ability to obtain substantial funding required for our operations; our ability to market our product to physicians, our ability to generate a gross margin from any sales we may make; our ability to obtain government approval for the sale of the COVID-19 tests in countries where we have distribution rights, our ability receive units we order from Co-Diagnostics’ in view of the demand for Co-Diagnostics tests, competition from other products which perform similar functions, any liability that we may incur as a result of any failure of the test kits we sell to perform as represented by the manufacturer, any liability we may sustain as a result of actions taken by the manufacturers of our products or of any recalls of products, any liability we may incur as a result of the failure of our manufacturers to have rights to the intellectual property embodied in their products; our dependence upon a sole supplier for each of our products and our reliance of our suppliers to protect their intellectual property incorporated in the product we market; our ability to obtain rights to and to market successfully market products, our ability to develop the business of these businesses, our ability to maintain and develop our medical practice management business, and other risks relating to JAS Practice Management, Inc., doing business as JAS Consulting, Inc. (“JAS”), the medical practice management business which we acquired in December 2019, any risk or liability resulting from our failure to file the financial statements of JAS as required by SEC regulations, as well as other risks contained in “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2018 and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Form 10-Q for the quarter ended September 30, 2019, and any information contained in any other filings we make with the SEC. As a result of our acquisition of JAS, our historical financial statements, which will be included in our Form 10-K for the year ended December 31, 2019, for periods prior to the December 19, 2019 date of acquisition will reflect the operations of JAS prior to the date of acquisition.

Brett Maas Hayden IR (646) 536-7331 brett@haydenir.com

James Carbonara Hayden IR (646)-755-7412 james@haydenir.com